S-2



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

                                     ANTEON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                       Schedule II Valuation and Qualifying Accounts
                                                      (in thousands)




                                                                             Additions
                                                                         ----------------
                                                    Balance at
                                                    beginning       Charged to
                                                     costs and      Charged to                                       Balance at
                                                    of period        expenses     other accounts     Deductions     end of period
                                                  --------------   ------------   --------------- ----------------  ----------------


Year ended December 31, 2000
  Allowance for doubtful accounts............       $     4,201     $         108    $    1,778*    $   (1,739)      $     4,348
  Deferred tax asset valuation allowance.....                --     $         295    $        --             --      $       295

Year ended December 31, 2001
  Allowance for doubtful accounts............       $     4,348     $       1,351    $        --    $     1,200      $     4,499
  Deferred tax asset valuation allowance.....       $       295                --    $        --             --      $       295

Year ended December 31, 2002.................
  Allowance for doubtful accounts...........        $     4,499     $         100    $       122    $     (473)      $     4,248
  Deferred tax asset valuation allowance.....               295     $         --     $        --    $        --      $       295

*Represents amounts recognized from acquired companies.

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